Exhibit 10.1

Fourth Amendment To Amended and Restated Credit Agreement

By And Among

Escalade, Incorporated

And

Indian Industries, Inc.

And

The Other Loan Parties Hereto

And

The Lenders Party Hereto

And

JPMorgan Chase Bank, N.A.,
As Administrative Agent

Dated As Of July 7, 2021

Fourth Amendment To Amended and Restated

Credit Agreement

This Fourth Amendment To Amended and Restated Credit Agreement (this “Fourth Amendment”) is made as of the 7th day of July, 2021, by and among Escalade, Incorporated, Indian Industries, Inc., the Other Loan Parties hereto, the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The parties hereto agree as follows:

W I T N E S S E T H:

Whereas, as of January 21, 2019, the parties hereto entered into a certain Amended and Restated Credit Agreement (as amended, the “Agreement”); and

Whereas, the parties desire to amend the Agreement to, among other things, decrease the Revolving Commitment, extend the Revolving Credit Maturity Date, add a new Term Commitment, and to amend certain definitions and covenants, subject to and as provided in this Fourth Amendment;

Now, Therefore, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

Article I

Definitions

Section 1.01 Defined Terms. Section 1.01 of the Agreement is hereby amended by substituting the following definitions in lieu of the like existing definitions:

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan) and any Loan which bears interest at a fixed rate, the last day of each calendar month and the Revolving Credit Maturity Date or the Term Maturity Date, as applicable, (b) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Revolving Credit Maturity Date, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Revolving Credit Maturity Date.

“Revolving Commitment” means, with respect to each Lender, the amount set forth on the Commitment Schedule opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable, as such Revolving Commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided, that at no time shall the Revolving Exposure of any Lender exceed its Revolving Commitment. The initial aggregate amount of the Lenders’ Revolving Commitments is $50,000,000.

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“Revolving Credit Maturity Date” means July 7, 2026 (if the same is a Business Day, or if not then the immediately next succeeding Business Day), or any earlier date on which the Revolving Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

Section 1.01 Defined Terms. Section 1.01 of the Agreement is hereby further amended by adding the following new definitions to the Agreement:

“Fourth Amendment Effective Date” means July 7, 2021.

“Payment” has the meaning assigned to it in Section 8.06(c).

“Payment Notice” has the meaning assigned to it in Section 8.06(c).

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Term Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The aggregate amount of the Lenders’ Term Commitment on the Fourth Amendment Effective Date is $50,000,000.

“Term Lender” means a Lender having a Term Commitment or an outstanding Term Loan.

“Term Loan” means a Loan made pursuant to Section 2.23.

“Term Maturity Date” means July 7, 2026.

Article II

The Credits

SECTION 2.02. Loans and Borrowings. Section 2.02(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b)         Subject to Section 2.14, each Revolving Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

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SECTION 2.09. Termination of Commitments. Section 2.09 of the Agreement is hereby amended by adding new subsection “(d)” as follows:

(d)         Unless previously terminated, the Term Commitment shall terminate on the Term Maturity Date.

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt. Section 2.10(a) of the Agreement is hereby amended by adding new subsection “(f)” as follows:

(f)         The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Term Lender on the last day of each calendar month, commencing on July 31, 2021, the aggregate principal amount of $595,238; provided, if any date set forth above is not a Business Day, then payment shall be due and payable on the Business Day immediately preceding such date. To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrowers on the Term Maturity Date.

SECTION 2.13. Interest. Section 2.13 of the Agreement is hereby amended by adding new subsection “(f)” as follows:

(f)         The Term Loan shall bear interest at a fixed rate of Two and Ninety-Seven Hundredths percent (2.97%) per annum.

SECTION 2.23. Term Commitment. The Agreement is hereby further amended by adding a new Section 2.23 as follows:

SECTION 2.23. Term Commitment. Subject to the terms and conditions set forth herein, each Term Lender severally (and not jointly) agrees to make a Term Loan in dollars to the Borrowers, commencing on the Fourth Amendment Effective Date, in a principal amount not to exceed such Lender’s Term Commitment. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.

Article V

Affirmative Covenants

SECTION 5.08. Use of Proceeds. The first sentence of Section 5.08(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a)         The proceeds of the Loans will be used only (i) to repay the indebtedness, liability and obligations on the Effective Date of the Borrowers under the Existing Credit Agreement; (and (ii) to supplement working capital and for other general business purposes (not otherwise prohibited by this Agreement); provided, however, the proceeds of the Term Loan shall be used (x) first, to refinance the outstanding balance of the Revolving Commitment existing as of the Fourth Amendment Effective Date, and (y) following repayment of such outstanding Revolving Commitment balance, to supplement working capital and for other general business purposes.

Fourth Amendment to Amended and Restated Credit Agreement	Page 3

Article VIII

The Administrative Agent

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks. Section 8.06 of the Agreement is hereby amended and restated in its entirety as follows:

SECTION 8.06. Acknowledgements of Lenders and Issuing Banks.

(a)         Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)         Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it shall have become a Lender hereunder.

(c)         (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

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(ii)         Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)         Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

(iv)         Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(d)         Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Fourth Amendment to Amended and Restated Credit Agreement	Page 5

Article IX

Miscellaneous

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. Section 9.06(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b)         Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, and any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, and other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity, or enforceability of this Agreement, and any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Fourth Amendment to Amended and Restated Credit Agreement	Page 6

Part II. Continuing Effect

Except as expressly modified herein:

(a)         All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this Fourth Amendment; provided, however, in the event of any irreconcilable inconsistency, this Fourth Amendment shall control;

(b)         The representations and warranties contained in the Agreement shall survive this Fourth Amendment in their original form as continuing representations and warranties of Borrowers; and

(c)         Capitalized terms used in this Fourth Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, each Borrower represents, warrants, covenants and agrees that:

(aa)         Each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb)         There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);

(cc)         Except as expressly waived in this Fourth Amendment, there does not exist any Default or Event of Default; and

(dd)         After giving effect to this Fourth Amendment and any transactions contemplated hereby, no Default or Event of Default is or will be occasioned hereby or thereby.

Fourth Amendment to Amended and Restated Credit Agreement	Page 7

Part III. Independent Credit Decision

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Fourth Amendment.

Part IV. Commitment Schedule

Subject to Part V hereof, the Agreement is hereby amended by substituting the Commitment Schedule attached hereto in lieu of the Commitment Schedule attached to the Agreement.

Part V. Conditions Precedent

Notwithstanding anything contained in this Fourth Amendment to the contrary, this Fourth Amendment shall not become effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(a)         The Administrative Agent shall have received counterparts of this Fourth Amendment, duly executed by the Administrative Agent, Borrowers, the Loan Guarantors and the Lenders;

(b)         The Administrative Agent shall have received a Replacement Revolving Note, duly executed by Borrowers;

(c)         The Administrative Agent shall have received a Term Note, duly executed by Borrowers;

(d)         The Administrative Agent shall have received a duly executed certificate of the Secretary of each Borrower (A) certifying as to the authorizing resolutions of such Borrower, and (B) certifying as complete and correct as to attached copies of its Articles of Incorporation and By‑Laws or certifying that such Articles of Incorporation or By‑Laws have not been amended (except as shown) since the previous delivery thereof to the Administrative Agent;

(e)         The Administrative Agent shall have received such documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(f)         Borrowers shall have paid to Administrative Agent a non-refundable upfront fee in the amount of $25,000.00; and

(g)         All legal matters incident to this Fourth Amendment shall be reasonably satisfactory to the Administrative Agent and its counsel.

Part V. Expenses

The Borrowers agree to pay or reimburse the Administrative Agent for all reasonable expenses of the Administrative Agent (including, without limitation, reasonable attorneys’ fees) incurred in connection with this Fourth Amendment; provided, however, that the Administrative Agent agrees to pay all LIBOR breakage or termination fees arising in connection with the repayment of the outstanding balance of the Revolving Commitment from the proceeds of the Term Loan on the Fourth Amendment Effective Date.

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Part VI. Counterparts

This Fourth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Fourth Amendment by telefacsimile or other electronic method of transmission shall have the same force and delivery of an original executed counterpart of this Fourth Amendment. Any party delivering an executed counterpart of this Fourth Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Fourth Amendment, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Fourth Amendment.

In Witness Whereof, the parties hereto have caused this Fourth Amendment to be executed by their respective officers duly authorized as of the date first above written.

[This Space Intentionally Left Blank]

Fourth Amendment to Amended and Restated Credit Agreement	Page 9

Signature Page Of

Escalade, Incorporated

To Fourth Amendment to Amended and Restated Credit Agreement

Escalade, Incorporated

By:	/s/ Stephen Wawrin
Stephen Wawrin
Title:	Chief Financial Officer

Signature Page Of

Indian Industries, Inc.

To Fourth Amendment to Amended and Restated Credit Agreement

Indian Industries, Inc.

By:	/s/ STEPHEN WAWRIN
Stephen Wawrin
Title:	Chief Financial Officer

CONSENT AND REAFFIRMATION

Each of the undersigned Loan Guarantors hereby consents to the foregoing Fourth Amendment, and further agrees that the execution and delivery of such Fourth Amendment shall in no way affect, impair, discharge, relieve or release the obligations of the undersigned under its Loan Guaranty, which obligations are hereby ratified, confirmed and reaffirmed in all respects and shall continue in full force and effect, until all obligations of the Borrowers to the Lenders, the Issuing Bank and the Administrative Agent are fully, finally and irrevocably paid and performed. Each Loan Guarantor further acknowledges that the failure to consent to any subsequent amendment shall not affect the liability of such Loan Guarantor under its Loan Guaranty. Capitalized terms used herein and not defined have the meanings ascribed thereto in the Agreement.

BEAR ARCHERY, INC.

By:	/s/ STEPHEN WAWRIN
Name:	Stephen Wawrin
Title:	Chief Financial Officer

EIM COMPANY, INC.

By:	/s/ STEPHEN WAWRIN
Name:	Stephen Wawrin
Title:	Chief Financial Officer

ESCALADE INSURANCE, INC.

By:	/s/ STEPHEN WAWRIN
Name:	Stephen Wawrin
Title:	Chief Financial Officer

ESCALADE SPORTS PLAYGROUND, INC.

By:	/s/ STEPHEN WAWRIN
Name:	Stephen Wawrin
Title:	Chief Financial Officer

HARVARD SPORTS, INC.

By:	/s/ STEPHEN WAWRIN
Stephen Wawrin
Chief Financial Officer

SOP SERVICES, INC.

By:	/s/ STEPHEN WAWRIN
Name:	Stephen Wawrin
Title:	Chief Financial Officer

U.S. WEIGHT, INC.

By:	/s/ STEPHEN WAWRIN
Name:	Stephen Wawrin
Title:	Chief Financial Officer

WEDCOR HOLDINGS, INC.

By:	/s/ STEPHEN WAWRIN
Name:	Stephen Wawrin
Title:	Chief Financial Officer

GOALSETTER SYSTEMS, INC.

By:	/s/ STEPHEN WAWRIN
Name:	Stephen Wawrin
Title:	Chief Financial Officer

LIFELINE PRODUCTS, LLC

By:	/s/ STEPHEN WAWRIN
Name:	Stephen Wawrin
Title:	Chief Financial Officer

VICTORY MADE, LLC

By:	/s/ STEPHEN WAWRIN
Title:	Chief Financial Officer

VICTORY TAILGATE, LLC

By:	/s/ STEPHEN WAWRIN
Name:	Stephen Wawrin
Title:	Chief Financial Officer

Signature Page Of

JPMorgan Chase Bank, N.A.

To Fourth Amendment to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ THOMAS W. HARRISON
Name: Thomas W. Harrison
Title: Executive Director

COMMITMENT SCHEDULE

Lender	Revolving Commitment	Swingline Commitment	Term Commitment
JPMorgan Chase Bank, N.A.	$50,000,000	zero (0)	$50,000,000

Total	$50,000,000	$-0-	$50,000,000